UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2014

Intra-Cellular Therapies, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54896

Delaware	36-4742850
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3960 Broadway

New York, New York 10032

(Address of principal executive offices, including zip code)

(212) 923-3344

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a) Effective January 1, 2014, the board of directors of Intra-Cellular Therapies, Inc. (the “Company”) approved a new Corporate Code of Conduct and Ethics and Whistleblower Policy (the “Code”), applicable to all directors, officers and employees of the Company and its subsidiaries. The Code includes provisions relating to conflicts of interest; the protection and proper use of Company assets; relationships with customers, suppliers, competitors and associates; government relations; and compliance with laws and regulations, including laws and regulations relating to insider trading, equal employment opportunity and sexual harassment as well as health, safety and environmental laws, and health care laws. The Code also contains procedures for reporting violations under the Code. Any waivers under the Code will be disclosed on a Current Report on Form 8-K or as otherwise permitted by the rules of the Securities and Exchange Commission and any stock exchange on which the Company’s securities are then listed.

The foregoing summary is qualified in its entirety by reference to the Code, a copy of which is attached hereto as Exhibit 14.1 to this report and is hereby incorporated by reference into this Item 5.05. A copy of the Code will also be posted in the “Investor Relations” section of the Company’s website at www.intracellulartherapies.com.

ITEM 9.01	Financial Statements and Exhibits.

(d) The following exhibit is filed with this report:

Exhibit Number	Description

14.1	Corporate Code of Conduct and Ethics and Whistleblower Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Lawrence J. Hineline
Lawrence J. Hineline
Vice President of Finance, Chief Financial Officer and Secretary

Date: January 7, 2014

3